Exhibit 10.2

[THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.]1

AMERICAN OCEAN MINERALS CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Certificate No.

Date:

THIS CERTIFIES THAT, for value received, ________________, a ________________, or its assigns (the “Holder”), is entitled during the Exercise Period (defined below) to subscribe for and purchase at the Exercise Price (defined below) from American Ocean Minerals Corporation, a Delaware corporation (the “Company”), the Warrant Shares (defined below), as set forth below and subject to adjustment as provided herein. This Warrant relates to ________________ shares of Common Stock, subject to adjustment pursuant to Section 4 below (the “Warrant Shares”).

This Warrant to Purchase Common Stock (this “Warrant” and, together with all such Warrants issued on the Original Issue Date, the “Warrants”) is being issued pursuant to that certain Securities Purchase Agreement, dated as of April 8, 2026, among the Company, Odyssey Marine Exploration, Inc., the Holder and the other holders party thereto (the “SPA”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the SPA.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(b) “Board” shall mean the board of directors of the Company.

(c) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(d) “Exercise Period” shall mean a five-year period commencing on the original issuance date of this Warrant (the “Original Issue Date”).

(e) “Exercise Price” shall mean $5.46 (which represents a 10% premium to the price per share of Common Stock acquired under the Securities Purchase Agreement), subject to adjustment as set forth herein.

[1]	NTD: Restricted Legend to be included only of the S-4 Registration of the warrants does not occur.

(f) “Primary Securities Exchange” means the primary U.S. national securities exchange on which the Common Stock may at the time be listed.

(g) “Single Day Market Value” shall mean, as of any particular date of determination: (i) the volume weighted average price of the Common Stock on the Primary Securities Exchange for such Trading Day; (ii) if on any such day the Common Stock is not listed on a U.S. national securities exchange, the closing sales price of the Common Stock on such Trading Day as quoted on the OTC Bulletin Board, the Pink OTC Markets, or similar quotation system or association; or (iii) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets, or similar quotation system or association on such Trading Day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets, or similar quotation system or association at the end of the Trading Day. If at any time the Common Stock is not listed on any U.S. national securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets, or similar quotation system or association, the “Single Day Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed five Business Days from the Company’s receipt of the Notice of Exercise), such fair market value shall be determined by a nationally recognized investment banking, accounting, or valuation firm jointly selected by the Board and the Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne equally by the Company and the Holder.

(h) “Trading Day” means (a) for any day on which the Common Stock is listed or trading on any U.S. national securities exchange, the OTC Bulletin Board, the Pink OTC Markets, or similar quotation system or association, a day on which such market is open for trading and (b) in all other cases, any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(i) “Twenty Day Market Value” means the average of the Single Day Market Value for each of the twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which the Twenty Day Market Value is being determined.

2. Exercise of Warrant

2.1. Exercise Procedure. The rights represented by this Warrant may be exercised by the Holder in whole or in part at any time during the Exercise Period, by delivery of the following to the Company:

(a) An executed notice of exercise in the form attached hereto (a “Notice of Exercise”);

(b) Payment of the Exercise Price in cash, except as set forth in Section 2.2; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, the Company shall issue and deliver to the Holder, by the date that is the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after receipt of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), a certificate or certificates (or book-entry position) for the Warrant Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates.

If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Single Day Market Value on the date of the applicable Notice of Exercise), $10 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Primary Securities Exchange.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Unless this Warrant has been fully exercised or expired, a new Warrant representing the right to subscribe for and purchase the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such ten (10) day period.

2.2. Cashless Exercise. On any exercise of this Warrant pursuant to a Notice of Exercise dated on a day when the Company is listed on a U.S. national securities exchange, in lieu of payment of the aggregate Exercise Price in the manner specified in Section 2.1 above, the Holder may elect to surrender to the Company that number of shares of Common Stock having an aggregate value equal to the aggregate Exercise Price (“Cashless Exercise”) in accordance with this Section 2.2. If the Holder elects Cashless Exercise, the Company shall issue to Holder such number of fully paid and non-assessable shares of Common Stock determined by the following formula:

X = Y x (A - B)

A

where:

X = the number of shares of Common Stock to be issued to the Holder;

Y = the number of shares of Common Stock with respect to which this Warrant is being exercised (inclusive of the shares of Common Stock surrendered to the Company in payment of the aggregate Exercise Price);

A = the Twenty Day Market Value of one share of Common Stock determined as of the date of election; and

B = the Exercise Price.

2.3. Maximum Percentage. Notwithstanding anything to the contrary, the Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2.3; provided, no Holder shall be subject to this Section 2.3 unless such election is made. If the election is made by a Holder it shall do so by delivering the election notice in substantially the form of the election notice attached hereto, in which event, the Company shall not effect the exercise of any portion of the Holder’s Warrant, and the Holder shall not have the right to exercise any portion of such Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder together with the Attribution Parties beneficially owns or would beneficially own in excess of 4.99% or 9.99% (as specified by the Holder) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder together with the Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by the Holder or the Attribution Parties and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any Attribution Party (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Securities and Exchange Commission (the “Commission”) as the

case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written request of the Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 2.3, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported.

In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares.

By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage applicable to the Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.

3. Covenants of the Company

3.1. Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3.2. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall provide to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. Adjustment of Exercise Price.

4.1. Stock Dividends and Splits. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event (except, in each case, any dividend, split-up or similar event in connection with the Disclosed Transactions), then, on the effective date of such stock dividend, split-up or similar event, the Exercise Price per share of Common Stock shall be decreased (to the nearest cent) inversely in proportion to such increase in the outstanding shares of Common Stock.

4.2. Extraordinary Dividends. If after the date hereof, the Company shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in Section 4.1 hereof, (b) Ordinary Cash Dividends (as defined below) or (c) any dividend or distribution in connection with the Disclosed Transactions (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Exercise Price per share of Common Stock shall be decreased, effective immediately after the record date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this Section 4.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Exercise Price or to the number of shares of Common Stock issuable on exercise of each Warrant) does not exceed $0.05.

4.3. Consolidation and Reverse Splits. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the Exercise Price per share of Common Stock shall be increased (to the nearest cent) inversely in proportion to such decrease in the outstanding shares of Common Stock.

4.4. Issuances Below Exercise Price.

4.4.1. Adjustment for Issuances Below Exercise Price. If, during the period starting with the date of the SPA and ending on the five-year anniversary of the Original Issue Date, the Company issues (other than in an Excluded Issuance) any (i) shares of Common Stock or (ii) securities that by their terms are convertible into or exercisable or exchangeable for such Common Stock, or options or warrants to purchase or rights to subscribe for Common Stock or such convertible, exercisable or exchangeable securities (all of the foregoing, “Convertible Securities”) at a price per share (or, in the case of Convertible Securities, at an effective price per share of Common Stock) less than the Exercise Price immediately prior to the issuance of such security, then the Exercise Price shall be reduced (to the nearest cent), effective as of the date of such issuance, to the price per share (or effective price per share) paid in such issuance.

4.4.2. Excluded Issuances. No adjustment pursuant to Section 4.4.1 shall be made for any of the following issuances (each, an “Excluded Issuance”):

(a) securities issued to any former, existing or prospective officers, employees, directors or consultants of the Company or its subsidiaries in connection with such person’s employment, consulting arrangements or directorship with the Company or its subsidiaries or pursuant to any stock purchase plan or equity incentive plans or arrangement, or upon conversion, exercise or vesting of the foregoing in accordance with their terms;

(b) securities issued or issuable pursuant to any event for which adjustment is made pursuant to Section 4.1, Section 4.2 or Section 4.3;

(c) securities issued or issuable pursuant to the Disclosed Transactions (as defined in Section 8) or any other obligation of the Company existing on the date of the SPA, or upon conversion, exercise or vesting of the foregoing or any securities of the Company outstanding on the date of the SPA in accordance with their terms;

(d) securities issued or issuable to any governmental entity, including any federal, state or local government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, tribunal, arbitrator, legislative body, authority, body or commission or other governmental authority or agency, or arbitral body (public or private), in the United States or in a non-U.S. jurisdiction;

(e) securities issued or issuable to any strategic corporate third party, including any entity listed on a stock exchange, but excluding any financial investor, hedge fund or similar stand-alone investment vehicle; and

(g) securities issued or issuable to the extent consented to by (i) holders of Warrants representing a majority of the aggregate Warrant Shares issuable pursuant to outstanding Warrants or (ii) during the first six months after the Original Issue Date, by Alyeska Master Fund, LP.

4.5. Adjustments to Number of Warrant Shares. Concurrently with any adjustment to the Exercise Price as provided in Section 4.1, Section 4.3 or Section 4.4.1 hereof, the number of Warrant Shares for which each Warrant is exercisable will be adjusted such that the number of Warrant Shares for each such Warrant in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares for each such Warrant in effect immediately prior to such adjustment, multiplied by a fraction, (x) the numerator of which is the Exercise Price in effect immediately prior to such adjustment, and (y) the denominator of which is the Exercise Price in effect immediately following such adjustment.

4.6. Replacement of Securities upon Reorganization. Except with respect to the Merger, in case of (a) any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Section 4.1, or Section 4.2 or Section 4.3 hereof or that solely affects the par value of such shares of Common Stock), (b) upon any other merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or (c) any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if the Holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”). In connection with the closing of any such consolidation, merger, sale or conveyance, the successor or purchasing entity shall execute an amendment hereto with the Company providing for delivery of such Alternative Issuance; provided, further, that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which the Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election; and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate or articles of incorporation) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the Holder shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which the Holder would actually have been entitled as a stockholder if the Holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by the Holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. If any reclassification or reorganization also results in a change in shares of Common Stock covered by Section 4.1 or Section 4.3 hereof, then such adjustment shall be made pursuant to Section 4.1 or Section 4.3, as applicable, Section 4.5 hereof and this Section 4.6. The provisions of this Section 4.6 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. For the avoidance of doubt, this Section 4.6 shall not apply to the Merger or the other Disclosed Transactions.

4.7. Notices of Changes in Warrant. Except with respect to the Merger, upon every adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of a Warrant, the Company shall give written notice thereof to each Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 4.1, Section 4.3, Section 4.4.1 or Section 4.6 hereof, the Company shall give written notice of the occurrence of such event to each Holder, at the last address set forth for the Holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.8. No Adjustments Below Par Value. Notwithstanding any provision to the contrary, no adjustment to the Exercise Price provided for in this Section 4 shall reduce the Exercise Price to a price less than the par value of the Common Stock.

4.9. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5. Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If a Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Holder.

6. No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7. Transfer and Exchange of Warrants.

7.1.1. Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon (a) surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed with signatures properly guaranteed, accompanied by (b) the form of assignment attached hereto to any transferee designated by the Holder and (c) appropriate instructions for transfer. Upon any such transfer, the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.The old Warrant shall be cancelled by the Company.

7.1.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder so surrendered, representing the right to purchase an equal aggregate number of Warrant Shares.

7.1.3. No Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a fraction of a warrant.

7.1.4. Restrictive Legends. The certificate(s) (or book entry position) representing the Warrant Shares acquired upon the exercise of this Warrant shall bear the restrictive legend substantially in the form set forth below (the “Restrictive Legend”); provided that the Warrant Shares shall not contain such Restrictive Legend, (i) if the issuance of the Warrant Shares has been registered on the Form S-4 registration statement of Odyssey Marine

Exploration Inc. (“Odyssey”) immediately prior to the effective time of the Merger; (ii) following any sale of such Warrant Shares pursuant to Rule 144 under the Securities Act (“Rule 144”) or a resale registration statement, as long as the transferor is not an affiliate of the issuer thereof, (iii) if such Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2) as to such securities without volume or manner-of-sale restrictions, or (iv) if in the opinion of counsel to the Company, such Restrictive Legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

In addition, the Company agrees that at such time as such Restrictive Legend is no longer required under this Section 7.1.4, it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following the delivery by the holder to the Company or its transfer agent of a certificate representing the Warrant Shares (or book-entry position) issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such Warrant Shares that is free from all restrictive and other legends, and the Company shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the transfer agent or the Holder if required by the transfer agent to effect the removal of the legend hereunder. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 7.1.4. The Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Holder thereof by crediting the account of such Purchaser’s broker within the facilities of The Depository Trust Company as directed by the Holder.

RESTRICTIVE LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

8. Merger with Odyssey. The original holder of this Warrant, by accepting it, acknowledges on their own behalf and on behalf of subsequent transferees, the transactions (the “Disclosed Transactions”) contemplated by (a) the Agreement and Plan of Merger, dated as of April 8, 2026, by and among Odyssey, Oceanus Merger Sub, Inc. and American Ocean Minerals Corporation (“AOM”) (the “Merger Agreement”) and (b) the Subscription Agreements, Bridge Subscription Agreements, Bridge Debentures, CIC Agreements, OML Agreements and Non-Core Asset Transactions, in each case as defined in the Merger Agreement. Upon the closing of the Merger, without the consent of the Holder hereof:

(a) Odyssey will join and countersign this Warrant and be automatically substituted for the “Company” hereunder;

(b) the Exercise Price of the Warrants shall be adjusted to a number (rounded to the nearest cent) equal to (i) the Exercise Price immediately prior to the Merger, divided by (ii) the PIPE Merger Consideration Ratio. “PIPE Merger Consideration Ratio” shall mean the number of shares of common stock of Odyssey, rounded to the nearest one-hundredth of a share, issuable in the Merger for each share of AOM common stock acquired pursuant to the SPA;

(c) each Warrant, immediately following the Merger, shall become exercisable for a number of shares of the common stock of Odyssey equal to (i) the number of Warrant Shares that such Warrant was exercisable for immediately prior to such adjustment, multiplied by a fraction, (ii) (x) the numerator of which is the Exercise Price in effect immediately prior to such adjustment, and (y) the denominator of which is the Exercise Price in effect immediately following such adjustment;

(d) all references to Common Stock hereunder shall instead refer to such shares of common stock of Odyssey, par value $0.0001 per share;

(e) AOM shall be discharged from all obligations and covenants under this Warrant and may be liquidated and dissolved; and

(f) for the avoidance of doubt, no adjustment to the Exercise Price or the number of Warrant Shares will be made as a result of the Disclosed Transactions, except as set forth in this Section 8.

9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant representing the right to purchase the same amount of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. Waiver and Amendment. Any term of this Warrant may not be amended or waived except by a written instrument signed by the Company and the Holder. Any amendment or waiver of the terms of this Warrant effected in accordance with this Section 10 shall be binding upon the Holder, each transferee of this Warrant, and the Company.

11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, if to the Company, to the recipients specified in the SPA or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

The Company shall provide notice to the Holder as follows:

(a) at least twenty (20) days written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of; provided, that in each case the Merger shall not require any such advance notice;

(b) at least ten (10) days’ notice prior to the record date of any cash dividend with respect to or offer to repurchase the Common Stock; and

(c) at least ten (10) days’ notice prior to any voluntary or involuntary dissolutions, liquidation or winding-up of the Company.

12. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

AMERICAN OCEAN MINERALS CORPORATION

By:
Name:
Title:

[Acknowledgement on following page]

Agreed to and accepted:

[HOLDER]

By:
Name:
Title:

NOTICE OF EXERCISE

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of [ ], a [ ] corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or
☐	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:
Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Warrant Certificate No.: ______

Holder’s Signature

By:
Name:
Title:

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute

this form and supply the required information. Do not

use this form to purchase shares.)

ASSIGNMENT OF WARRANT TO PURCHASE COMMON STOCK

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print): ________________________

Warrant Certificate No.: ______

(Signature): ___________________________________
(By:) _________________________________________
(Title:) ________________________________________
Dated: ________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Holder’s Signature

By:
Name:
Title:

FORM OF NOTICE OF MAXIMUM PERCENTAGE ELECTION

TO: American Ocean Minerals Corporation

By delivering this Notice of Maximum Percentage Election, the undersigned Holder hereby elects to be subject to the provisions of Section 2.3 of the Warrant to Purchase Common Stock as indicated below:

Holder’s Name: ___________________

Warrant Certificate No.: ______

Maximum Percentage hereby elected:	[ ] 4.99%	[ ] 9.99%

Holder’s Signature

By:
Name:
Title: